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                                                                    Exhibit 23.3

                                    CONSENT


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 6, 1998 with respect to the financial statements of AirNet Communications Corporation included in Amendment No. 1 to the Registration Statement Form S-1 dated October 29, 1999 and related Prospectus of AirNet Communications Corporation for the registration of its common stock.


/s/ ERNST & YOUNG LLP

Orlando, Florida

October 27, 1999